UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Report): September 11, 2008

HEALTH SYSTEMS SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-24681	82-1513245
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

405 North Reo Street, Suite 300
Tampa, FL 33609
(Address of principal executive offices) (Zip Code)

(813) 282-3303
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Unless otherwise indicated in this Current Report or the context otherwise requires, all references in this Current Report to “HSS,” the “Company,” “us,” “our” or “we” are to Health Systems Solutions, Inc.

Item 1.01 Entry Into a Material Definitive Agreement.

Effective September 11, 2008, we entered into a Preferred Stock Purchase Agreement (the “Purchase Agreement”) with Stanford International Bank Ltd., our principal stockholder (“SIBL”), pursuant to which SIBL has agreed to purchase from us for an aggregate purchase price of $5,000,000 (i) up to 833,334 shares of our Series E Convertible Preferred Stock (the “Series E Preferred Stock”); and (ii) warrants granting to SIBL, and/or its assigns, the right to purchase up to 833,334 shares of our common stock (the “Warrants”). The shares of Series E Preferred Stock will, at the option of SIBL, be convertible, in whole or in part, into shares of our common stock at an initial conversion price of $6.00 per share. The Warrants are exercisable by SIBL and its assigns for five years and 416,667 shall have an exercise price of $.001 per share of our common stock, and 416,667 shall have an exercise price of $4.00 per share of our common stock. The sale of the Series E Preferred Stock and the Warrants was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, or Regulation D promulgated thereunder.

The Series E Preferred Stock shall be funded from time to time as and when agreed by us and SIBL to finance our needs for working capital. Each Series E funding will be subject to various conditions and SIBL shall have the right to accept or reject any request by HSS for funding under the Purchase Agreement; provided, that SIBL cannot reject requests by HSS to sell up to an aggregate of 500,000 shares Series E Preferred Stock.

As part of our entry into the Purchase Agreement, SIBL and the Company agreed that the Convertible Debenture Purchase Agreement, dated as of August 17, 2007, as amended on March 27, 2008, by and between the Company and SIBL will be terminated and we will not be required to sell or issue any debentures to SIBL thereunder.

Pursuant to the terms of the Purchase Agreement, we entered into an amendment to the Amended and Restated Registration Rights Agreement previously entered into with SIBL on July 25, 2008. Pursuant to this amendment, the Amended and Restated Registration Statement will cover the registration of the shares of common stock issuable upon conversion of the Series E Preferred Stock and exercise of the Warrants.

The foregoing is merely a summary of the terms and conditions of the transactions described above and does not purport to be a complete discussion of such transactions. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Purchase Agreement attached as an exhibit to this Current Report and incorporated by this reference.

Item 3.02  Unregistered Sales of Equity Securities.

Reference is hereby made to the sale of the Series E Preferred Stock and Warrants as described in Item 1.01 above.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the transactions described in this Current Report, our Board of Directors approved the designation of the Series E Preferred Stock. In this respect, we will promptly amend our Articles of Incorporation to add the Certificate of Designation, Rights and Preferences of the Series E Preferred Stock the full text of which is included as an exhibit to this Current Report.

 Item 8.01 Other Events.

On September 16, 2008, we issued a press release announcing the consummation of the financing transaction with SIBL described above. The press release is attached hereto as Exhibit 99.1 to this Current Report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)   Exhibits

3.1	Certificate of Designation of Series E Preferred Stock.

10.1	Preferred Stock Purchase Agreement, dated September 11, 2008, by and between Health Systems Solution, Inc. and SIBL.

99.1	Press Release of Health Systems Solution, Inc. dated September 16, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH SYSTEMS SOLUTIONS, INC.

Dated: September 16, 2008	By:	/s/ Michael G. Levine
Michael G. Levine
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

3.1	Certificate of Designation of Series E Preferred Stock.

10.1	Preferred Stock Purchase Agreement, dated September 11, 2008, by and between Health Systems Solution, Inc. and SIBL.

99.1	Press Release of Health Systems Solution, Inc. dated September 16, 2008.